Exhibit 99.1

Investor Relations Contact:
Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com

Public Relations Contact:
Holly Campbell
Adobe Systems Incorporated
408-536-6401
campbell@adobe.com

Adobe Systems Reports Strong Q3 Financial Results

Creative Suite and Acrobat Adoption Drive 21 Percent Year-Over-Year Revenue Growth

SAN JOSE, Calif. — September 15, 2005 — Adobe Systems Incorporated (Nasdaq:ADBE) today reported financial results for its third quarter ended September 2, 2005.

In the third quarter of fiscal 2005, Adobe achieved revenue of $487.0 million, compared to $403.7 million reported for the third quarter of fiscal 2004, and $496.0 million reported in the second quarter of fiscal 2005.  On a year-over-year basis, this represents 21 percent revenue growth.  Adobe’s third quarter revenue target range was $470 to $490 million.

“Solid execution drove another outstanding quarter of double digit growth in Q3,” said Bruce Chizen, Adobe chief executive officer. “These results reflect the overall strength of our business which, when combined with our pending acquisition of Macromedia, will position us for even greater success in the future.”

GAAP diluted earnings per share for the third quarter of fiscal 2005 were $0.29. Non-GAAP diluted earnings per share, which excludes investment losses, also were $0.29.

GAAP net income was $144.9 million for the third quarter of fiscal 2005, compared to $104.5 million reported in the third quarter of fiscal 2004, and $149.8 million in the second quarter of fiscal 2005.  Non-GAAP net income, which excludes, as applicable, the net tax impact of the planned repatriation of certain foreign earnings, and investment losses, was $146.4 million for the third quarter of fiscal 2005, compared to $105.6 million in the third quarter of fiscal 2004, and $142.9 million in the second quarter of fiscal 2005.

GAAP diluted earnings per share for the third quarter of fiscal 2005 were $0.29 based on 507.8 million weighted average shares. This compares with GAAP diluted earnings per share of $0.21 reported in the third quarter of fiscal 2004, based on 494.2 million weighted average shares, and GAAP diluted earnings per share of $0.29 reported in the second quarter of fiscal 2005, based on 508.2 million weighted average shares.

Adobe’s GAAP and non-GAAP operating income was $183.6 million in the third quarter of fiscal 2005, compared to $140.3 million in the third quarter of fiscal 2004 and $182.2 million in the second quarter of fiscal 2005.  On a year-over-year basis, this represents 31 percent GAAP and non-GAAP operating income growth.  As a percent of revenue, GAAP and non-GAAP operating income in the third quarter of fiscal 2005 were 37.7 percent, compared to 34.8 percent in the third quarter of fiscal 2004 and 36.7 percent in the second quarter of fiscal 2005.

Adobe Gives Update on Status of Macromedia Acquisition

On August 24, 2005, Adobe and Macromedia stockholders overwhelmingly voted in favor of Adobe’s proposed acquisition of Macromedia.  Adobe commented today that the integration planning process between the two companies continues to go well, and anticipates the transaction will close in Fall 2005, subject to appropriate regulatory approvals and the satisfaction of other closing conditions.

Adobe is maintaining a Website as an ongoing source of information regarding the Macromedia acquisition at http://www.adobe.com/aboutadobe/invrelations/adobeandmacromedia.html.

Adobe Provides Fourth Quarter Financial Targets

For the fourth quarter of fiscal 2005, Adobe announced it is targeting revenue of $490 million to $510 million, which represents approximately 14 to 19 percent year-over-year growth.  The Company also is targeting gross margin of approximately 94 percent, and GAAP and non-GAAP operating margin ranges of approximately 35 to 36 percent.

As a percent of revenue, Adobe is targeting fourth quarter expenses as follows:

Research & Development – approximately 20 percent
Sales & Marketing – approximately 29 to 30 percent
General & Administrative – approximately 9 percent

In addition, Adobe is targeting its share count range to be between 509 million and 511 million shares in the fourth quarter of fiscal 2005.  The Company also is targeting other income in its fourth quarter to be approximately $11 million to $12 million, and a tax rate of 25 percent.  These targets lead to fourth quarter GAAP and non-GAAP earnings per share target ranges of $0.27 to $0.29.

Adobe currently believes targeted non-GAAP earnings per share and non-GAAP operating margin results will not differ materially from targeted GAAP results.

These targets do not factor in the pending acquisition of Macromedia.

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Forward Looking Statements Disclosure

This press release contains forward looking statements, including those related to revenue, product releases, gross margin, operating expenses, operating margin, other income, tax rate, share count, earnings per share, and timing of the Macromedia acquisition and related integration, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: adverse changes in general economic or political conditions in any of the major countries in which Adobe does business, delays in development or shipment of the Company’s new products or major new versions of existing products, introduction of new products by existing and new competitors, failure to successfully manage transitions to new business models or markets, failure to anticipate and develop new products in response to changes in demand for application software, computers and printers, intellectual property disputes and litigation, failure to realize the anticipated benefits of past or future acquisitions and difficulty in integrating such acquisitions, changes to the Company’s distribution channel, the impact of malicious code, such as worms and viruses, on the Company’s computer network and applications, interruptions or terminations in the Company’s relationships with turnkey assemblers, risks associated with international operations, fluctuations in foreign currency exchange rates, changes in accounting rules and regulations, unanticipated changes in tax rates, market risks associated with the Company’s equity investments, and the Company’s inability to attract and retain key personnel. For further discussion of these and other risks and uncertainties, individuals should refer to the Company’s SEC filings, including the 2004 annual report on Form 10-K and quarterly reports on Form 10-Q filed in 2005. The Company does not undertake an obligation to update forward looking statements.

About Adobe Systems Incorporated

Adobe is the world’s leading provider of software solutions to create, manage and deliver high-impact, reliable digital content. For more information, visit www.adobe.com.

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© 2005 Adobe Systems Incorporated. All rights reserved. Adobe, Adobe Creative Suite, Adobe Acrobat, and the Adobe logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

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Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 2, 2005	September 3, 2004	September 2, 2005	September 3, 2004
Revenue:
Products	$476, 054	$395,450	$1,424,821	$1,213,755
Services and support	10,985	8,263	31,129	23,324
Total revenue	487,039	403,713	1,455,950	1,237,079

Total cost of revenue:
Products	21,593	19,035	65,222	62,685
Services and support	5,887	4,534	16,661	12,321
Total cost of revenue	27,480	23,569	81,883	75,006

Gross profit	459,559	380,144	1,374,067	1,162,073

Operating Expenses:
Research and development	94,586	80,072	270,681	231,196
Sales and marketing	143,748	122,939	446,094	380,854
General and administrative	37,637	36,819	120,788	104,608
Total operating expenses	275,971	239,830	837,563	716,658

Operating income	183,588	140,314	536,504	445,415

Non-operating income:
Investment loss, net	(2,044)	(1,494)	(6,299)	(1,652)
Interest and other income	12,420	2,343	28,352	11,502
Total non-operating income	10,376	849	22,053	9,850

Income before income taxes	193,964	141,163	558,557	455,265
Provision for income taxes	49,048	36,702	111,969	118,368

Net income	$144,916	$104,461	$446,588	$336,897

Basic net income per share	$0.29	$0.22	$0.91	$0.71

Shares used in computing basic net income per share	491,710	476,942	489,017	476,982

Diluted net income per share	$0.29	$0.21	$0.88	$0.68

Shares used in computing diluted net income per share	507,821	494,226	507,860	493,498

Cash dividends declared per share	$—	$0.00625	$0.00625	$0.01875

Condensed Consolidated Balance Sheets

(In thousands, except per share data)
(Unaudited)

	September 2, 2005	December 3, 2004

ASSETS

Current assets:
Cash and cash equivalents	$454,168	$259,061
Short-term investments	1,438,617	1,054,160
Trade receivables, net	157,236	141,945
Other receivables	39,889	25,495
Deferred income taxes	55,018	51,751
Prepaid expenses and other current assets	35,751	18,617

Total current assets	2,180,679	1,551,029

Property and equipment, net	103,663	99,675
Goodwill	118,683	110,287
Purchased and other intangibles, net	16,804	15,513
Investment in lease receivable	126,800	126,800
Other assets	58,966	55,328

Total assets	$2,605,595	$1,958,632

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade and other payables	$37,428	$43,192
Accrued expenses	207,355	202,762
Income taxes payable	174,292	145,913
Deferred revenue	60,010	59,541

Total current liabilities	479,085	451,408

Other long-term liabilities	4,476	4,838
Deferred income taxes	41,883	78,909

Stockholders’ equity:
Common stock, $0.0001 par value	29,600	29,576
Additional paid-in-capital	1,290,905	1,164,643
Retained earnings	2,682,315	2,238,807
Accumulated other comprehensive loss	(2,811)	(2,289)
Treasury stock at cost, net of re-issuances	(1,919,858)	(2,007,260)

Total stockholders’ equity	2,080,151	1,423,477

Total liabilities and stockholders’ equity	$2,605,595	$1,958,632

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	September 2, 2005	September 3, 2004
Cash flows from operating activities:
Net income	$144,916	$104,461
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,800	14,828
Stock compensation expense	110	47
Deferred income taxes	15,156	10,243
Provision for (recovery of) losses on receivables	(449)	190
Tax benefit from employee stock option plans	16,260	11,545
Net losses on sales and impairments of investments	2,061	2,043
Retirements of property and equipment	1,041	—
Changes in operating assets and liabilities:
Receivables	11,963	6,254
Other current assets	2,961	1,006
Trade and other payables	(1,289)	3,528
Accrued expenses	(8,433)	(18,510)
Income taxes payable	(28,127)	22,443
Deferred revenue	(1,023)	2,368

Net cash provided by operating activities	172,947	160,446

Cash flows from investing activities:
Purchases of short-term investments	(441,279)	(518,914)
Maturities of short-term investments	115,445	632,087
Sales of short-term investments	323,248	7,229
Acquisitions of property and equipment	(17,396)	(14,417)
Purchases of long-term investments and other assets	(7,454)	(7,954)
Investment in lease receivable	—	(126,800)
Proceeds from sale of equity securities	1,084	—

Net cash used for investing activities	(26,352)	(28,769)

Cash flows from financing activities:
Purchases of treasury stock	(46)	(222,683)
Proceeds from issuance of treasury stock	52,344	69,247
Payment of dividends	—	(2,991)

Net cash provided by (used for) financing activities	52,298	(156,427)

Effect of foreign currency exchange rates on cash and cash equivalents	1,973	(13)

Net increase (decrease) in cash and cash equivalents	200,866	(24,763)

Cash and cash equivalents at beginning of period	253,302	169,164

Cash and cash equivalents at end of period	$454,168	$144,401

Non-GAAP Results

(In thousands, except per share data)

The following table shows Adobe’s non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended
	September 2, 2005	September 3, 2004	June 3, 2005

GAAP net income	144,916	$104,461	$149,778
Investment loss, net of tax	1,527	1,106	2,035
Net tax impact on foreign earnings repatriation	—	—	(8,931)
Non-GAAP net income	$146,443	$105,567	$142,882

Diluted net income per share:

GAAP net income	$0.29	$0.21	$0.29
Investment loss, net of tax	0.00	0.00	0.01
Net tax impact on foreign earnings repatriation	—	—	(0.02)
Non-GAAP net income	$0.29	$0.21	$0.28

Shares used in computing diluted net income per share	507,821	494,226	508,156

Adobe continues to provide all information required in accordance with GAAP, but it believes that evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.  Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes.  Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results in a manner that focuses on what Adobe believes to be its ongoing business operations.  Adobe’s management believes it is useful for itself and investors to review both GAAP information that includes the investment gains and losses and the net tax impact of the planned repatriation of certain foreign earnings discussed below, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods.

In accordance with GAAP, Adobe incurs investment gains and losses from its venture program.  These charges are otherwise unrelated to Adobe’s ongoing business operations and are excluded from its non-GAAP financial information.

Also, in accordance with GAAP, Adobe included the net tax impact of the planned repatriation of certain foreign earnings.  This tax impact is not indicative of Adobe’s ongoing business operations and thus is excluded from its non-GAAP financial information.